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                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549




                                      FORM 8-K

                                   Current Report

                         Pursuant to Section 13 or 15(d) of
                         The Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) October 29, 1997



                              BRANDYWINE REALTY TRUST
                              ------------------------
              (Exact name of registrant as specified in its charter)


        MARYLAND                        1-9106                 23-2413352
        --------                        -------                ----------
(State or other jurisdiction   (Commission file number)     (I.R.S. Employer
      of incorporation)                                  Identification Number)

             16 Campus Boulevard, Newtown Square, Pennsylvania  19073
                    (Address of principal executive offices)


                                 (610) 325-5600
             (Registrant's telephone number, including area code)



                              Page 1 of 7 pages


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Item 5.  Other Events

Tower Bridge Transaction - Overview

     On November 4, 1997, Brandywine Operating Partnership, L.P. (the "Operating Partnership"), a limited partnership in which the Company is the sole general partner and in which the Company owns, as of the date hereof, an approximately 98.7% interest, entered into a Project Participation Agreement (the "Project Agreement") with Donald W. Pulver ("Pulver") and certain entities controlled by him (each, a "Pulver Entity"). Mr. Pulver is a developer unaffiliated with the Company.

     The Project Agreement specifies the terms on which the Operating Partnership, directly and indirectly through direct and indirect wholly-owned subsidiaries (each, a "BRT Subsidiary"), will enter into a series of related transactions (referred to collectively as the "Tower Bridge Transactions") in the Boroughs of Conshohocken and West Conshohocken, Montgomery County, Pennsylvania. The terms of the Tower Bridge Transactions were determined through arm's-length negotiation between the Company and Pulver.

     The Tower Bridge Transaction involves three principal components: (i) formation of a partnership (the "Four Tower Bridge Partnership") between a BRT Subsidiary (holding a residual 65% interest) and a Pulver Entity (holding a residual 35% interest) to acquire approximately two acres of undeveloped land for a purchase price of approximately $2.6 million and the construction thereon of a four-story office building containing approximately 82,000 leasable square feet (the "Four Tower Bridge Building") for a budgeted construction cost of approximately $16.8 million; (ii) the agreement by a BRT Subsidiary to contribute to an existing partnership controlled by Pulver (the "Two Tower Bridge Partnership") an amount that, together with proceeds of a new mortgage loan, will enable the Two Tower Bridge Partnership to prepay an existing mortgage loan (having an outstanding principal balance, net of any equity participation to which the lender may be entitled, as of October 31, 1997 of approximately $8.5 million) in exchange for the admission into the Two Tower Bridge Partnership of the BRT Subsidiary (with a 35% residual interest); and (iii) formation of a partnership (the "Five Tower Bridge Partnership") between a BRT Subsidiary (holding a residual 65% interest) and a Pulver Entity (holding a residual 35% interest) to acquire an option to purchase an aggregate of approximately 10 acres of undeveloped land at an exercise price of approximately $3.2 million.

     As part of the Tower Bridge Transactions, Pulver and Pulver Entities will enter into agreements with the Operating Partnership providing the Operating Partnership with certain rights to participate in future developments by Pulver and Pulver Entities in the Boroughs of Conshohocken and West Conshohocken.

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     In connection with each of the three projects to be operated by the Two,
Four and Five Tower Bridge Partnerships (each, a "Tower Bridge Partnership"), a Pulver Entity and Brandywine Realty Services Corporation ("BRSC"), a majority-owned subsidiary of the Operating Partnership, will enter into a management and asset management agreement. Under these agreements, the Pulver Entity will be entitled to be paid by the applicable Tower Bridge Partnership a management fee equal to 4% of the gross receipts from the applicable property, and BRSC will be entitled to be paid by the applicable Tower Bridge Partnership an asset management fee equal to 1% of such gross receipts.

     In connection with each of the three projects to be operated by a Tower Bridge Partnership, a Pulver Entity will enter into a leasing agency agreement with the applicable Tower Bridge Partnership. Under these agreements, the Pulver Entity will be entitled to be paid a leasing commission (i) generally equal to $4.00 multiplied by the number of rentable square feet subject to a lease (if there is no cooperating agent) and (ii) generally equal to $1.50 multiplied by the number of rentable square feet subject to a lease (if there is a cooperating broker).

     The partnership agreements for each of the Tower Bridge Partnerships contain a provision permitting the Pulver Entities that are partners in the applicable partnerships to convert, after the third anniversary of formation of the partnerships, their partnership interests into units of limited partnership interest in the Operating Partnership, which units would, in turn, be convertible into an equal number of common shares of beneficial interest ("Common Shares") of the Company. The number of units so issuable upon conversion would be based on the residual equity value of the partnership interest being converted divided by the trading price of the Common Shares at the time of conversion. Exercise by the Pulver Entity of the conversion election is subject to customary conditions, including compliance with applicable laws relating to the private placement of securities.

     Summarized below is additional information relating to the Tower Bridge Transaction. The summary of the Tower Bridge Transaction is qualified in its entirety by reference to the terms of the definitive documents attached as exhibits to this Current Report on Form 8-K.

Four Tower Bridge

     The Four Tower Bridge Partnership acquired the land on which the Four Tower Bridge Building is to be constructed for a purchase price of approximately $2.6 million. The Four Tower Bridge Partnership expects construction of the Four Tower Bridge Building will commence during November and, absent unanticipated delays, be completed during the third quarter of 1998. The Four Tower Bridge Partnership has executed a term sheet with a bank for a construction loan (the "Construction Loan") in the principal amount of $16.75 million. Under the term sheet, the Operating Partnership

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will agree to provide an equity contribution of approximately $6.75 million upon the earlier of: (i) one year from the Construction Loan closing; (ii) receipt of a certificate of occupancy for the building; and (iii) a default under the Construction Loan. In addition, the Operating Partnership will agree to provide a $10.0 million forward commitment, although Four Tower Bridge Partnership expects that an unaffiliated third party, such as an insurance company, will provide the permanent loan upon completion of the Four Tower Bridge Building. The Operating Partnership's equity contribution would be entitled to a 10% preferential return. Consummation of the Construction Loan is subject to negotiation of definitive documentation and satisfaction of customary closing conditions. In anticipation of the consummation of the Construction Loan, the Operating Partnership is loaning the Four Tower Bridge Partnership up to an aggregate of approximately $3.8 million. The amounts so loaned bear interest at 10%, are secured by a mortgage and are expected to be repaid from proceeds under the Construction Loan.

Two Tower Bridge

     Two Tower Bridge is an existing four-story office building containing approximately 83,000 leasable square feet constructed in 1992. As of November 1, 1997, this building was approximately 100% leased to seven tenants. The parties have given notice of the intention to prepay the existing mortgage loan secured by the building with proceeds from a new mortgage loan the parties expect to obtain and an equity contribution by a BRT Subsidiary. The amount of the BRT Subsidiary's equity contribution would be entitled to a 10% preferential return. The amount necessary to prepay the existing mortgage loan depends, in part, on the appraised value of Two Tower Bridge and has not, as of the date hereof, been determined. Two subordinated, participating loans held by third parties, having current outstanding principal balances of approximately $3.7 million, are secured by this building.

Five Tower Bridge

     Five Tower Bridge consists of approximately 10 acres of undeveloped land that the Company believes can accommodate an office building containing approximately 215,000 leasable square feet. This land is the subject of a one year purchase option, extendible for one additional year, held by the newly-formed Five Tower Bridge Partnership. A BRT Subsidiary has contributed approximately $48,000 to the equity of the Five Tower Bridge Partnership to fund the estimated cost of the initial term of the option. In addition, if the option is extended or exercised, upon mutual agreement by the BRT Subsidiary and the Pulver Entity, the BRT Subsidiary has agreed to contribute the amounts required to pay for the extension (approximately $300,000) and the exercise (approximately $3.2 million less the excess of the $300,000 extension payment over the amount of carrying costs paid by the seller during the second year of the option). These equity contributions of the BRT Subsidiary will be entitled to a 10% preferential return. Plans for the development of Five Tower Bridge have not been prepared and

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development of Five Tower Bridge will require land development and other necessary approvals

Property Acquisitions

     On October 29, 1997, the Operating Partnership purchased Cherry Hill Executive Center #5, a two-story office property located in Cherry Hill, NJ. The property was purchased for a cash price of $1.3 million, contains approximately 66,000 net rentable square feet and was approximately 10% occupied upon acquisition. The Company currently intends to renovate the property, although the timing and cost of the renovation have not been determined.

     On October 31, 1997, the Operating Partnership purchased Cherry Hill Executive Center #6, a four-story office property located in Cherry Hill, NJ.
 The property was purchased for a cash price of $2.2 million, contains approximately 105,972 net rentable square feet and was vacant upon acquisition. The Company currently intends to renovate the property, although the timing and cost of the renovation have not been determined.

     On November 5, 1997, the Operating Partnership purchased 220 Commerce Drive, a four-story office property located in Fort Washington, PA. The property was purchased for a cash price of $5.3 million, contains approximately 46,366 net rentable square feet and was 100% occupied upon acquisition.

     On November 6, 1997, the Operating Partnership purchased Provident Place, two office properties located in the Horsham Business Center in Horsham, PA. The properties were purchased for an aggregate cash price of $6.3 million, contain an aggregate of approximately 58,994 square feet and were 100% occupied upon acquisition.

     Cherry Hill Executive Center #5, Cherry Hill Executive Center #6, 220 Commerce Drive and Provident Place were all negotiated in arm's-length transactions with sellers unaffiliated with the Company.

Forward-Looking Information

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This Current Report on Form 8-K contains statements that are forward-looking, such as statements relating to current and future developments at Tower Bridge, future construction costs and financing sources and availability. The subject matter of such forward-looking statements involve important risks and uncertainties that could significantly affect anticipated results and, accordingly, actual results may differ from those expressed in any forward-looking statements made by, or on behalf of, the Company. These risks and uncertainties include, but are not limited to, uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants' business operations), risks relating

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to acquisition, construction and development activities (such as cost over-runs and unanticipated delays), possible environmental liabilities, compliance with local land use regulation, including zoning and permitting requirements, risks relating to leverage and debt service (including availability of financing terms acceptable to the Company and the applicable Tower Bridge Partnerships) and risks associated with joint ventures (including possible disagreements between the partners).

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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    (c)  Exhibits

         10.1 - Project Participation Agreement

         10.2 - Agreement of Limited Partnership of Four Tower Bridge Associates

         10.3 - Agreement of Limited Partnership of Five Tower Bridge Associates

         10.4 - Agreement of Sale (Four Tower Bridge)

         10.5 - Purchase Option Agreement (Five Tower Bridge)

         10.6 - Right of First Offer Agreement (Tower Bridge North)

         10.7 - Right of First Offer Agreement (Three Tower Bridge)

         10.8 - Right of First Offer Agreement (One Tower Bridge)

         10.9 - Form of Management and Asset Management Agreement

         10.10 - Form of Leasing Agency Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              BRANDYWINE REALTY TRUST


Date:  November 18, 1997      By:    /s/ Gerard H. Sweeney
       -----------------             -----------------------------
                              Gerard H. Sweeney, President and
                              Chief Executive Officer
                              (Principal Executive Officer)

Date:  November 18, 1997      By:    /s/ Mark S. Kripke
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                              Mark S. Kripke, Chief Financial Officer
                              (Principal Financial and Accounting Officer)